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                                                                     EXHIBIT 5.1

                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760

                                  JULY 2, 1997

K N Energy, Inc. and
K N Capital Trust I
370 Van Gordon Street
Lakewood, Colorado 80228

Gentlemen:

     We have acted as counsel for K N Energy, Inc., a Kansas corporation (the "Company"), in connection with the filing by the Company and K N Capital Trust I, a Delaware statutory business trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") with respect to: (i) the issuance by the Trust of up to $100,000,000 aggregate Liquidation Amount of its 8.56% Series B Capital Trust Pass-through Securities(SM) (the "Exchange Capital Securities"), registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $100,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.56% Series A Capital Trust Pass-through Securities(SM) (the "Old Capital Securities"); (ii) the issuance by the Company to the Trust of $103,100,000 aggregate principal amount of the Company's 8.56% Series B Junior Subordinated Deferrable Interest Debentures due April 15, 2027 (the "Exchange Subordinated Debt Securities"), registered pursuant to the Registration Statement under the Securities Act, in exchangee for $103,100,000 aggregate principal amount of the Company's outstanding 8.56% Series A Junior Subordinated Deferrable Interest Debentures due April 15, 2027 (the "Old Subordinated Debt Securities"); and (iii) the Company's guarantee (the "Exchange Guarantee"), which guarantees the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities and the Exchange Capital Securities, also registered pursuant to the Registration Statement under the Securities Act. The Exchange Subordinated Debt Securities are to be issued pursuant to an Indenture dated as of April 24, 1997 (the "Indenture") between the Company and Wilmington Trust Company, as Debenture Trustee, and the Exchange Guarantee is to be issued pursuant to the Capital Securities Guarantee (the "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as Guarantee Trustee.

     Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and records of the Company and the Trust, including the Indenture, the Declaration and the form of the Guarantee Agreement filed as exhibits to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

     Based upon the foregoing, we are of the opinion that:

          (i) When the Registration Statement has become effective under the Securities Act, and the Exchange Subordinated Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the Exchange Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

          (ii) When the Registration Statement has become effective under the Securities Act and the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, the Exchange Guarantee will constitute valid and legally binding obligations of the
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     Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

          (iii) Assuming that the Trust was formed and is maintained in compliance with the terms of the Declaration, we hereby confirm that the discussion and the legal conclusions set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences" are accurate and complete in all material respects and constitute our opinion, which is subject to the qualifications set forth therein, as to the material tax consequences of the purchase, ownership and disposition of the Old Capital Securities and the Exchange Capital Securities.

     We hereby consent to the statements made with respect to us under the captions "Legal Matters" and "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                            Very truly yours,

                                            /s/ VINSON & ELKINS L.L.P.